THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK

Date: October 25, 2006

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $10.00 and for other good and valuable consideration, CAMBRIA INVESTMENT FUND, L.P., a California limited partnership (“Holder”), and the other Holders described on Schedule 1 of the Agreement (as defined below), is entitled to purchase a total of up to 750,000 shares of common stock (the “Shares”) of AUXILIO, INC., a Nevada corporation (“Company”). Company and Holder have entered into a Loan and Security Agreement of even date herewith (the “Agreement”), pursuant to which Holder agreed to make a loan to Company in the amount of up to $1,500,000 (the “Loan”), and Company agreed to issue this Warrant. This Warrant may be exercised at any time during the term hereof, at the initial exercise price per Share equal to the closing bid price of Company’s common stock as of the date of the Agreement, which amount is equal to $0.46 per share (the “Exercise Price”) as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant (the “Warrant”). This Warrant gives Holder the right to purchase a total of up to 750,000 shares of common stock (the “Warrant Shares”), depending upon the amount drawn on the Loan. Upon the execution of this Warrant, 300,000 of the 750,000 Warrant Shares shall immediately vest. Upon the initial advance of the Loan, an additional 30,000 Warrant Shares shall vest, and for each $100,000 drawn down on the Loan (starting at $101,000), an additional 30,000 Warrant Shares shall vest.

ARTICLE 1. EXERCISE

1.1     Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 to the principal office of Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to Company a check for the aggregate Exercise Price for the Shares being purchased.

1.2     Cashless Exercise. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

1.3     No Shareholder Rights. This Warrant does not entitle Holder to any voting rights as a shareholder of Company prior to the exercise hereof.

1.4     Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to Company. If the Shares are not traded in a public market, the Board of Directors of Company shall determine the fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking or public accounting firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking or public accounting firm shall be paid by Company. In all other circumstances, Holder shall pay such fees and expenses.

1.5     Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired in exchange for Holder’s delivery to Company of this Warrant.

1.6     Replacement of Warrants. On receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Company, or in the case of mutilation or surrender and cancellation of this Warrant, Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.7     Sale, Merger, or Consolidation of Company

(a)     Acquisition. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company where the holders of Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

(b)     Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly. If the successor entity refuses to assume this Warrant in connection with the Acquisition, the Company shall give Holder written notice at least 5 days prior to the closing of the Acquisition of such fact. In such event, notwithstanding any other provision of this Warrant to the contrary, Holder may immediately exercise this Warrant in the manner specified in this Warrant with such exercise effective immediately prior to closing of the Acquisition. If Holder elects not to exercise this Warrant, then this Warrant will terminate immediately prior to the closing of the Acquisition.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1     Stock Dividends, Splits, Etc. If Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2     Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3     Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased.

2.4     Adjustments for Dilutive Issuances. If at any time while this Warrant is outstanding, the Company issues or sells shares of Common Stock for a consideration per share less than the then Exercise Price or for no consideration (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then, the Exercise Price shall be reduced to a price equal to the quotient obtained by dividing (1) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Exercise Price in effect immediately prior to such issuance, and (b) the consideration received by the Company upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after the issuance of such Common Stock (as set forth in this clause (ii), the “Quotient”). Such adjustment shall be made whenever such shares of Common Stock are issued. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the Quotient. Notwithstanding anything to the contrary herein, this Section 2.4 shall not apply to the following (1) the granting of options to employees, officers, directors or consultants of the Company pursuant to any stock option plan or other written compensatory agreement duly adopted by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (2) the shares of Common Stock issued upon conversion of the notes issued to the Laurus Master Fund LTD, provided that such notes have not been amended since the date hereof, or (3) the issuance of securities in connection with acquisitions, joint ventures, arrangements related to the Company’s operations and strategic relationships, or other strategic investments, the primary purpose of which is not to raise capital.

2.5     No Impairment. Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. If Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

2.6     Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7     Certificate as to Adjustments. Upon each adjustment of the Exercise Price, Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1     Representations and Warranties. Company hereby represents and warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2     Notice of Certain Events. If Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) to offer holders of registration rights the opportunity to participate in an underwritten Public Offering of Company’s securities for cash, then, in connection with each such event, Company shall give Holder (1) the same notice as is given to holders of Company’s common stock of the date on which a record will be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above the same notice as is given to holders of Company’s common stock on the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights. For the purpose of this Warrant, a “Public Offering” means the sale of Company’s common stock pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”, for an underwritten public offering (other than a registration statement on Form S-8, Form S-4 or comparable forms), which results in aggregate cash proceeds (prior to underwriters’ commissions and expenses) to Company of more than $5,000,000.

3.3     Information Rights. So long as Holder holds this Warrant and/or any of the Shares, Company shall deliver to Holder promptly after mailing, copies of all notices or other written communications to the shareholders of Company.

3.4     Registration Under Securities Act of 1933, as amended - “Piggyback” Registration Rights. If at any time Company shall determine to register under the Securities Act (including pursuant to a demand of any security holder of Company exercising registration rights) any of its common stock (except securities to be issued solely in connection with any acquisition of any entity or business, shares issuable solely pursuant to employee benefit plans eligible for registration on Form S-8 or shares to be registered on any registration statement that does not permit secondary sales), it shall send to Holder written notice of such determination at least twenty (20) days prior to each such filing and, if within ten (10) days after receipt of such notice, any Holder shall so request in writing, Company shall use its reasonable best efforts to include in such registration statement (to the extent permitted by applicable regulation) all or any part of the Shares (collectively referred to in this Section 3.4 as "Securities") that such Holder requests to be registered. If any Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to Company and the underwriter. Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit Holders who have requested to participate in the registration for such offering to include such Securities in such offering. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to Holders that the total amount or kind of securities which they, Company and any other persons intend to include in such offering (the "Total Securities") is sufficiently large so as to prevent Company from effecting a successful offering of the Total Securities, then the amount or kind of securities to be offered for the account of anyone other than Company shall be excluded from the underwriting by reason of the underwriter’s marketing limitation to the extent so required by such limitation as follows: (a) first, the securities (which shall include the Securities held by such stockholders distributing their securities through such underwriting shall be excluded in a manner such that the number of any shares that may be included by such holders are allocated in proportion, as nearly as practicable to the amounts of such securities proposed to be offered by such persons in such registration, (b) if after all securities held by such stockholders have been excluded and additional shares shall be excluded, Registrable Securities of such stockholders distributing their Registrable Securities through such underwriting shall be excluded in a manner such that the number of any Registrable Securities that may be included by such holders are allocated in proportion, as nearly as practicable to the amounts of Registrable Securities held by such holders; and (c) if after securities held by such stockholders have been excluded and additional shares shall be excluded, securities of Company shall be excluded. Notwithstanding the provisions of this Section 3.4, Company shall have the right, at any time after it shall have given written notice pursuant to this Section 3.4 (irrespective of whether a written request for inclusion of Securities shall have been made), to elect not to file any such proposed registration statement or to withdraw or terminate the same after the filing and prior to the effective date thereof.

(a)     Effectiveness. If necessary to permit distribution of the Securities, Company shall use its reasonable best efforts to maintain the effectiveness for up to one (1) year of the registration statement pursuant to which any of the Securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. Notwithstanding the foregoing, if the registration by Company of the resale of Securities is eligible for Form S-3 or any successor to such form, Company shall use its best efforts to maintain the effectiveness of the registration statement until all registered Securities are sold. Holder shall notify Company promptly of the completion of the offering of its Securities under any such effective registration statement.

(i)     Company shall not be required to effect a registration statement pursuant to this Section 3.4 after Company has previously effected two (2) registrations pursuant to this Section 3.4, and such registrations have been declared or ordered effective; or

(ii)     If requested by Company or a representative of the underwriters of common stock (or other securities) of Company, each Holder shall not sell or otherwise transfer or dispose of any common stock (or other securities) of Company held by such Holder (other than those included in a registration statement) for a period specified by the representative of the underwriters, not to exceed one hundred eighty (180) days following the effective date of a registration statement of Company filed under the Securities Act for Company’s initial Public Offering of common stock.

(b)     Further Obligations of Company. Whenever, under the preceding paragraphs of this Section 3.4, Company is required hereunder to register Securities, it agrees that it shall also do the following:

(i)     Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents as such Holder may reasonably request to facilitate the public offering of its Securities;

(ii)     Use its reasonable best efforts to register or qualify the Securities to be registered pursuant to this Section 3.4 under the applicable securities or blue sky laws of such jurisdictions as any selling Holder may reasonably request; and

(iii)     Permit each selling Holder or such Holder's counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them in connection with such registration.

(c)     Expenses. Except for underwriters' discounts and brokerage commissions allocable to the Securities, Company shall bear all costs and expenses of each registration contemplated in Section 3.4 including, but not limited to, printing, legal (including the reasonable fees and expenses of one counsel to Holders) and accounting fees and expenses, Securities Exchange Commission and National Association of Securities Dealers filing fees and Blue Sky fees and expenses in any jurisdiction in which the securities to be offered are to be registered or qualified.

(d)     Transfer of Registration Rights. The registration rights of Holders of Securities under this Section 3.4 shall inure to the benefit of and be exercisable by any transferee of Securities.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder hereby represents and warrants to Company that this Warrant is being acquired as an investment and not with a view to distribute. Holder is an “Accredited Investor” as defined in Regulation D under the Securities Act.

ARTICLE 5. MISCELLANEOUS.

5.1     Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the seventh (7th) anniversary of the date first set forth above.

5.2     Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

(a)     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)     Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to this Warrant and the Shares.

5.3      Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to Company, as reasonable requested by Company). Notwithstanding the preceding, Holder may grant a participation interest in the Warrant, or the Shares, without Company’s consent.

5.4     Transfer Procedure. Except as otherwise provided herein, and subject to the provisions of Section 5.2, Holder may, with the written consent of Company, which consent shall not be unreasonably withheld, transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferee(s) (and Holder if applicable). Notwithstanding the foregoing, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) without consent of Company in the following instances;

(a)     transfers to any holders of Company common stock or other Company securities as of the date hereof;

(b)     transfers to affiliates of Holder; and

(c)     transfers subsequent to the effectiveness of a registration statement covering the Shares.

5.5     Notices. All notices and other communications from Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to Company or Holder, as the case may be, in writing by Company or such Holder from time to time.

5.6     Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7     Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8     Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed as of the day and year set forth above.

“Company”

AUXILIO, INC.,
a Nevada corporation

By: _____________________________
Name: Joseph J. Flynn
Title: Chief Executive Officer

“Holder”

CAMBRIA INVESTMENT FUND, L.P.
a California limited partnership

By: CAMBRIA INVESTMENT ADVISORS, LLC
a California limited liability company,
its general partner

By: _____________________________
Eric W. Richardson, President

APPENDIX 1

NOTICE OF EXERCISE

1.     The undersigned hereby elects to purchase ___________ shares of the Common Stock of AUXILIO, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1.     The undersigned hereby elects to convert the attached Warrant into Shares / cash {strike one} in the manner specified in the Warrant. This conversion is exercised with respect to _______________________ of the Shares covered by the Warrant.

{Strike paragraph that does not apply.}

2.     Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

______________________________________
(Name)

______________________________________

______________________________________
(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

        By: _________________________________

       Name: ____________________________

       Title: _____________________________

____________________
(Date)